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                                                                  EXHIBIT 23.2

                     CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-1) and related prospectus of Digi International Inc. for the registration of 585,927 shares of its Common Stock and to the use therein of our report dated October 28, 1997, with respect to the financial statements of AetherWorks Corporation for the years ended September 30, 1997 and 1996, and the period from February 24, 1993 (inception) to September 30, 1997.

                                               ERNST & YOUNG LLP




Minneapolis, Minnesota
December 24, 1998